UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

OPGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement no.:
(3)	Filing Party:
(4)	Date Filed:

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Special Meeting of Stockholders of OpGen, Inc. will be held on
March 10, 2020, at 10:00 a.m. local time at the offices of Ballard Spahr LLP located at
1909 K Street, NW, 12th Floor, Washington, DC 20006

THE PROXY STATEMENT/PROSPECTUS IS AVAILABLE AT:

http://www.pstvote.com/opgenspecial2020

January 27, 2020

Dear Stockholder:

A Special Meeting of Stockholders of OpGen, Inc. has been called to consider and act upon the following matters:

1.	To approve the business combination transaction pursuant to an Implementation Agreement dated September 4, 2019, by and among OpGen, Inc., Curetis N.V., a public company with limited liability under the Laws of the Netherlands, and Crystal GmbH, a private limited liability company organized under the laws of the Federal Republic of Germany and wholly owned subsidiary of OpGen, Inc.
2.	To approve the issuance or reservation for issuance of 2,662,564 shares of the Common Stock to be issued or reserved for issuance in connection with the transaction contemplated by the Implementation Agreement in accordance with the Implementation Agreement and as required by and in accordance with the applicable rules of The Nasdaq Capital Market.
3.	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, OpGen, Inc. is not authorized to consummate the transactions contemplated by Proposals No. 1 and 2.

Our Board of Directors recommends a vote “FOR” all proposals.

 Complete proxy materials, including the proxy card, are available to you on-line at http://www.pstvote.com/opgenspecial2020 or upon your request by e-mail or first-class mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

This is not a ballot. You cannot use this notice to vote your shares. You may vote on-line, by mail or in person. If you wish to vote on-line, you will need your “Control Number” (which can be found in the bottom right hand corner of this notice) and the web address, all of which will be included with or on the proxy card located on the Internet website stated above or mailed to you at your request. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card. If you wish to vote in person at the Special Meeting of Stockholders, simply check the box on the proxy card that you plan to attend. Your proxy card will not be used if you vote in person.

Control Number:

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting To Be Held on March 10, 2020

(1)       This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)       The Notice of the Meeting and Proxy Statement/Prospectus are available at http://www.pstvote.com/opgenspecial2020.

(3)       If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before March 3, 2020 to facilitate timely delivery, otherwise you will not receive a paper or e-mail copy.

To request a paper copy of these items:

•	Call our toll-free number – (866) 223-0448; or
•	Visit our website at http://www.pstvote.com/opgenspecial2020; or
•	Send us an e-mail at info@philadelphiastocktransfer.com.

Please clearly identify: (i) the items you are requesting; (ii) OpGen, Inc.; (iii) your name along with the Control Number located in the lower right hand corner of this notice and (iv) the name and address to which the materials should be mailed.

By Order of the Board of Directors

        /s/ Evan Jones

Evan Jones

Chairman of the Board of Directors

Control Number: